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                                                              Exhibit 6(b)

                    Letterhead of Sutherland Asbill & Brennan LLP



                                    April 28, 1999


The American Franklin Life Insurance Company
#1 Franklin Square
Springfield, Illinois 62713

          RE:  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP
               ------------------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the registration statement on Form S-6 for Separate Account VUL-2 of The American Franklin Life Insurance Company (File No. 33-41838). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Sincerely,

                              SUTHERLAND ASBILL & BRENNAN LLP



                              By:  /s/ Kimberly J. Smith
                                  ---------------------------
                                   Kimberly J. Smith, Esq.